                                                                    EXHIBIT 10.1

            FIRST AMENDMENT TO THE INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS ACT OF 1996


     This First Amendment ("the Amendment") to the Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated September 8, 1998 is entered between Ameritech Information Industry Services, a division of Ameritech Services, Inc., as an agent of Ameritech Illinois, with its principal offices at 350 North Orleans, Chicago, Illinois 60654 ("Ameritech"), and Focal Communication Corporation of Illinois, Inc. ("Focal") with its principal offices at 200 N. LaSalle Street, Suite 800, Chicago, Illinois 60601.

     WHEREAS, Ameritech and Focal are parties to that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of October 28, 1996 ("Agreement");

     WHEREAS, Focal is interested in purchasing Ameritech's Local Number Portability ("LNP") Database Access Service for the State of Illinois only.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Ameritech and Focal agree as follows.

1.0  DEFINITIONS

     Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Agreement.

2.0  AMENDMENTS TO THE AGREEMENT

     On and after the Amendment Effective Date, the Agreement is hereby amended as follows:

     2.1  Insert the following new Section 5.5.2:

          "Each Party is responsible for requesting Interconnection to the other Party's CCIS network, where SS7 signaling on the trunk group(s) is desired. Each Party shall connect to a pair of access STPs that serve each LATA where traffic will be exchanged using a direct connection to the STPs serving the desired LATA, through the designated Ameritech state gateway STP or through a third party provider which is connected to the other Party's signaling network. The Party shall establish Interconnection at the STP. The rate for signaling links to establish such Interconnection is set forth in Ameritech FCC Tariff No. 2. If Focal does not possess STPs, Focal may purchase access to Ameritech's SS7 Network as set forth in Ameritech's FCC Tariff No. 2."

     2.2 Renumber Sections 5.5.2, 5.5.3 and 5.5.4 of the Agreement to Sections 5.5.3, 5.5.4, and 5.5.5 respectively.

     2.3  Add the following Section 13.6:

          "13.6 LNP Database Access Service.

          Ameritech shall provide Focal LNP LRN Information in accordance with the provisions of Schedule 13.6."

3.0  MISCELLANEOUS

     3.1 The Agreement, as amended hereby, shall remain in full force and effect and each of the parties hereby ratifies and confirms its respective representations, warranties, covenants and agreements contained in and under the Agreement. Any and all notices, requests, orders, certificates, documents and execution and delivery of this Amendment may refer to the "Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996" or may identify such Agreement in any other respect without making specific reference to this Amendment, but nevertheless all such references shall be deemed to include this Amendment unless the context shall otherwise require.

     3.2 This Amendment shall be deemed to be a contract made under and governed by the Rules and regulations of the Federal Communications Commission
(FCC), as applicable, and the Telecommunications Act of 1996, and domestic laws of the State of Illinois, without reference to conflict of law provisions.

     3.3 This Amendment and all appendices attached hereto, constitutes the entire Amendment between the parties and supersedes all previous proposals, both verbal and written.

     3.4 The Parties understand and agree that this Amendment may be superceded by, or subject to the rules, regulations, or tariffs filed with or issued by the FCC or may be subject to the approval of the FCC or the Commission as provided in Section 28.0 of the Agreement. In the event any inconsistency between the Agreement and such rules, regulations or tariffs, the rules, regulations and tariffs shall govern. If the Commission, the FCC or court rejects or supersedes any portion of this Amendment, the parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion and related provisions; provided that such rejected portion shall not affect the validity of the remainder of the Agreement.

Attached and incorporated herein are:

Schedule 13.6       -LNP (Local Number Portability) Database Access
                    Service

Appendix A          - Specifications and Standards
Appendix B          - Call Flow Diagram


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Focal Communications Corporation
of Illinois
By: /s/ John R. Barnille
    ---------------------
Printed: John R. Barnille
         ----------------
Title:   EVP & C.O.O.
         ----------------
Date:    9/2/98
         ----------------

Ameritech Information Industry
Services
By: /s/ Karen S. Vessely
    ---------------------
Printed: Karen S. Vessely
         ----------------
Title:   President/AIIS
         ----------------
Date:    9/9/98
         ----------------

for Ameritech Services, Inc.
as an agent for Ameritech Illinois

                                 SCHEDULE 13.6
                                 -------------

1.   Definitions
     -----------

     A. LNP (Local Number Portability) is a technology that allows a end-user the ability to retain his/her telephone number when switching to a competing local telephone Service Provider.

     B. LNP Database Access Service allows carriers to query Ameritech's LNP database for LRN information in order to setup the network call routing to complete the call to a ported telephone number.

     C. SS7 (Common Channel Signaling System # 7) is signaling method in which a single channel conveys, by means of labeled message, signaling information relating to a multiplicity of circuits or calls and other information, such as that used for network management.

     D. LRN (Location Routing Number) is a 10-digit number used to uniquely identify a switch that has ported numbers. LRN utilizes AIN and/or IN triggers, SS7 signaling, and unique 10-digit code for switch identification.

     E. Query(ies) is a signaling message requesting processing instructions or service data contained in a centralized database.

     F. Portable numbers are those telephone numbers within an exchange that have portable capabilities and are assigned to a designated portable exchange. These are the numbers that are assigned to the designated default switch and have not been ported to another Local Service Provider. These numbers are commonly identified as working on the "Donor" switch. Portable numbers are all numbers in an NXX where portability is allowed. Numbers will be declared portable on an NXX basis.

     G. Ported Numbers are those that have been assigned to other Local Service Providers providing recipient switch access for Portable exchanges where the user changes carriers while remaining in the same exchange. This is commonly termed as the numbers assigned to the "Recipient" switches. The "Recipient" switch is not the default switch in the SCP. Ported numbers are the subset of portable numbers that have actually been moved from the LERG based switch (donor to another switch (recipient).

     H. N-1 Carrier, for Local Number Portability, is the originating or intermediate carrier that is delivering a call to the Ameritech switch for terminations and is responsible for determining the status and Location Routing Number of the dialed NXX.

     I. N-1 Responsibility is the N-1 Carrier who is required to perform to query calls to ported numbers before routing the call to the terminating carrier.

     J. AIN (Advanced Intelligent Network) is an evolving, service-independent network architecture that provides important new capabilities for rapid creation of customized telecommunications services. AIN offers one way to query a central database to obtain local number portability routing information.

     K. IN (Intelligent Network) is a hardware and software platform used to provide enhanced voice, video and data services. IN offers one way to query a central database to obtain local number portability routing information.

     L. Service Control Point (SCP) is a database in an SS7 network used to store LRN information.

     M. Switching Point (SP) means an SS7 Service capable of initiating and/or terminating SS7 messages. It may physically be an end office, an access tandem switch, an operator service system, a database manager, or other point.

     N. Service Switching Point (SSP) means the software capability within a Switching Point (SP) which provides the SP with SS7 message preparation/interpretation capability plus SS7 transmission/reception access ability.

     O. Signaling Transfer Point (STP) is the point where the customer interconnects with an SS7 network. In order to connect to Ameritech's SS7 network, Customer-initiated LNP queries must connect with an Ameritech STP in order to connect to Ameritech's SCP.

2. Description of LNP Database Access Service
   ------------------------------------------

     A. Ameritech will provide to Focal LNP LRN information whenever Focal initiates a query for such information from an STP or SSP.

     B. All queries to Ameritech's LNP database shall use subsystem number (the designation of application) value of 0 with a translation type of 11 (AIN) and/or 201 (IN). Focal acknowledges that such subsystem number and translation type values are necessary for Ameritech to properly process queries to its LNP database.

     C. Focal warrants that it shall send queries conforming to the American National Standards Institute's (ANSI) approved standards for SS7 protocol and pursuant to the specification and standards identified in Appendix A. Focal acknowledges that transmission in said protocol is necessary for Ameritech to provision its LNP Database Access Service. Other applicable standards include

Bellcore specifications defining specific service applications, message types and formats. Ameritech reserves the right to modify its network pursuant to other specifications and standards that may become necessary to meet the prevailing demands within the U.S. telecommunications industry. All such changes shall be announced in advance.

     D. Focal acknowledges agrees to submit in advance of placing the order
LNP Database Access Service to submit a forecast of the volume of queries needed to the Account Manager. The forecast will include the following items: the LATA and/or MSA in which the queries will be initiated, Monthly Volume of LNP queries, and the Busy Hour Volume of LNP queries. The forecast is required to provide quality service levels. If the actual volumes of LNP queries exceed
120% of the forecasted volumes, the traffic may be subject to blockage to the extent it is imperiling the reliability of LNP or causing congestion. In such cases, Focal is required to submit a new forecast to the Account Manger.

     E. Focal acknowledges and agrees that SS7 network overload due to extraordinary volumes of queries and/or other SS7 network messages can and will have a detrimental effect on the performance of Ameritech's SS7 network. Focal further agrees that Ameritech in its sole discretion, shall employ certain automatic and/or manual overload controls within Ameritech's SS7 network to guard against these detrimental effects. Ameritech shall report to Focal any instances where overload controls are invoked to block traffic of Focal due to Focal's SS7 network and Focal agrees in such cases to take immediate corrective actions as are necessary to cure the conditions causing the overload situation.

     F. Focal acknowledges and agrees that any special testing considerations must be submitted in writing to Focal's Account Manager. Special testing arrangements must be negotiated for available time frames and dependent on available Networks resources and testing options needed.

3. Price
   -----

     A. Ameritech will charge Focal the applicable Nonrecurring Charges for provisioning Focal's access to the Ameritech LNP Database based on Focal's current SS7 service. The following Nonrecurring Charges set forth in Ameritech FCC Tariff No. 2 shall apply:

          (1)  Administrative Charge,
                  per order
          (2)  Originating Point Code,
                  per OPC, per service,
                  added or changed,
                  per STP Pair

          (3)  Global Title Address Translation,
                  per service,
                  added or changed,
                  per STP Pair

     B. Ameritech will charge Focal a per query rate of $.001169 for any query initiated by Focal into Ameritech's LNP database for any information accessed.

     C. Ameritech will initially bill Focal in a manual format, until such time as the mechanized billing system for LNP queries is implemented.

4.   Ownership of the LNP Database Information
     -----------------------------------------

     A. Ameritech retains full and complete ownership and control over the LNP information in its database.

     B. Focal is prohibited from copying, storing, maintaining or creating any database from any response it receives after initiating a LNP query to Ameritech's LNP database.

5.   Termination of Service
     ----------------------

     A. Ameritech may terminate provision of this Service under this Amendment at any time after February 28, 1999; provided, however Ameritech must provide Focal sixty (60) days' prior written notice of such termination.

     B. If at any time during the term of this Agreement a state or federal tariff for LNP Database Access Service becomes effective, the tariff and all terms and conditions, including all rates, will supersede this Agreement. Under these circumstances, no termination liability for either party will apply.

     C. Notwithstanding anything to the contrary in this Amendment, if legal or regulatory decisions or rules compel Ameritech or Focal to terminate the Amendment, Ameritech and Focal shall have no liability to the other in connection with such termination. Termination under these circumstances shall be deemed a termination without cause.

                                  Appendix A

Specifications and Standards

Description of Subject Area
and Issuing Organization                        Document Number
---------------------------                     ---------------

A. Bellcore, CCS Network Interface              TR-TSV-000905
      Specifications

B. Ameritech, Access to LNP Database            AM-TR-NIS-000145
                                                AM-TR-000146

C. Ameritech, Supplement Common Channel         AM-TR-OAT-000069
      Signaling (CCS)

                                                                      Appendix B

                               Call Flow Diagram

The following diagram identifies the call flow for LNP Database Access Service. The numbers on the diagram correspond to the description of the call flow as noted in the diagram.

        [CALL FLOW DIAGRAM OF LNP DATABASE ACCESS SERVICE APPEARS HERE]

-------------------
----- Voice Traffic
===== Query Traffic
-------------------

NOTE: Redundant SS7 components and links not shown

Basic LNP Database Access Call Sequence

1) Focal's customer dials a number that has an NXX code that has been designated as number portable and the SSP office suspends the call and launches a query to the SCP. The query contains the Automatic Number Identification (ANI) type information and the called digits. The query transport path to the SCP will depend on the type of SSP interconnection.

2) The SCP's service logic performs the necessary analysis of the ten digit called number, determines the appropriate routing instructions, and returns a response to the originating SSP. If the number has been ported, the Location Routing Number ("LRN") of the recipient switch that now serves the number is returned as well as the called number.

3) Focal uses the routing information to resume call processing and then completes the call over the appropriate facility, such as an Ameritech Tandem Switch.
                                      -9-